SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2007
EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES

Explanatory Note
     The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by EPIX Pharmaceuticals, Inc. (the “Company”) on February 26, 2007 (the “Original 8-K”) solely to restate Item 4.02 of the Original 8-K in response to comments received by the Securities and Exchange Commission on the Original 8-K. All other Items contained in the Original 8-K remain unchanged.
Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) On February 26, 2007, in connection with its ongoing review of past stock option practices, EPIX Pharmaceuticals, Inc. (the “Company”), together with the Audit Committee of the Company’s Board of Directors, determined that it will need to restate its historical financial statements to record additional non-cash charges for stock-based compensation expense related to past stock option grants because the appropriate measurement dates for financial accounting purposes of certain stock option grants differ from the recorded grant dates of those awards.
     Accordingly, upon the recommendation of management and the Audit Committee and after discussion with Ernst & Young LLP, the Company has concluded that the Company’s previously issued financial statements for the fiscal years 2003, 2004 and 2005, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Quarterly Reports on Form 10-Q filed with respect to each of those fiscal years and the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2006 and all earnings press releases and similar communications issued by the Company relating to such periods should no longer be relied upon and will be restated. In addition, the restatement will affect financial statements for prior fiscal years and, based on guidance recently issued by the Office of the Chief Accountant of the Securities and Exchange Commission, the Company will reflect those adjustments as part of the opening balances for the fiscal year ended December 31, 2002. The restated financial statements will be included in the Company’s Annual Report on Form NT10-K for the year ended December 31, 2006.
     As the Company’s review of past stock option practices is ongoing, the Company cannot at this time reasonably estimate the amount of any such charges, the resulting tax and accounting impact, or the impact of the review on internal controls over financial reporting. The Company does not expect that the anticipated restatements will have any material impact on its historical revenues or cash position for any period, other than costs associated with the Company’s review and any related tax expenses.
     The Company and the chair of the Audit Committee of the Company’s Board of Directors have discussed the matters disclosed in this current report on Form 8-K with Ernst & Young LLP, the Company’s independent registered public accounting firm.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
March 7, 2007	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Chief Financial Officer